                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                                    of the
                        Securities Exchange Act of 1934


                       Date of Report (date of earliest
                         event reported): May 19, 1998


                           Moyco Technologies, Inc.
                           ------------------------
            (Exact Name of Registrant as specified in its charter)




     Pennsylvania                      0-4123                  23-1697233
     ------------                      ------                  ----------
(State or other jurisdiction         (Commission            (I.R.S. Employer
of incorporation)                    File Number)           Identification No.)



        200 Commerce Drive, Montgomeryville, PA   18936
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Registrant's telephone number, including area code: 215-855-4300
                                                    ------------

                                     None
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5.  Other Matters
         -------------

         In a news release, dated May 19, 1998, the Registrant announced that

         A. its Board of Directors today authorized a stock buy- back program to purchase up to 100,000 shares of Moyco common stock;

         B. in connection with the pending Dentsply litigation, the Registrant will file responsive pleadings by the end of this month; and

         C. its sales and revenues continue to improve.

         The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           MOYCO TECHNOLOGIES, INC.



                                     By:  /s/ Marvin E. Sternberg
                                          -------------------------------------
                                          Marvin E. Sternberg
                                          President and Chief Executive Officer
                                          and Chairman of the Board

Date:  May 26, 1998




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                       [Moyco Technologies Letterhead]

                                                                     Exhibit A

News Release
Contact: Joseph Sternberg
May 19, 1998

                 Moyco Board Authorizes Stock Buy-Back Program

Moyco Technologies, Inc. (MOYCO:Nasdaq), a Montgomeryville, PA manufacturer of precision abrasives and professional dental supplies announced that its Board of Directors has authorized a stock buy-back program to purchase up to 100,000 shares of Moyco common stock. The plan expires June 30, 1999. Commenting on the program, Marvin E. Sternberg, CEO and President, said, "It is in the best interests of our shareholders to buy-back shares at these levels. In our view, the market has undervalued our stock and, as a result, we are taking appropriate action. This year, we intend to implement a strategic plan which will maximize shareholder value."

Moyco, working with its financial advisor, Brown Brothers, Harriman & Co., is nearing completion of a review of its strategic alternatives. The current plan is to select and implement the program which should provide the best opportunity to maximize shareholder value.

With regard to the pending litigation wherein Dentsply International has alleged patent infringement, Moyco will file responsive pleadings by the end of this month. Moyco shall vigorously defend its rights to manufacture its patented nickel titanium endodontic (root canal) instruments.

Financial data continues to improve. Moyco remains on track for record sales and earnings for this fiscal year ending June 30, 1998. April revenues increased approximately 14% to $1.4 million. Lonnie Graybill, Vice President, stated, "As a result of certain changes of distribution in the dental industry, our dealers have helped to drive demand for our patented endodontic (root canal) instruments to records levels. We will be increasing our manufacturing capacity by 25% this fall to accommodate the tremendous support for this product line." Sales of related dental products continues to increase. The abrasives business segment is in the process of implementing new marketing strategies and has received positive initial testing results on some products for applications related to the polishing of automotive parts and ceramic rolls.

Some statements contained in this release are forward looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical and anticipated results or other expectations expressed herein.

                                     END